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                                                FILED PURSUANT TO RULE 424(B)(2)
                                REGISTRATION FILE NOS.: 333-105987 AND 333-74618


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 25, 2003)                            NOVEMBER 14, 2003
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1,879,600 SHARES

ANNALY MORTGAGE MANAGEMENT, INC.

COMMON STOCK
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Pursuant to an Amended and Restated Sales Agency Agreement, dated August 12,
2003, between us and UBS Securities LLC, which has been filed as an exhibit to a report on Form 8-K filed with the Securities Exchange Commission on August 12, 2003 and is incorporated by reference herein, during the three months ended September 30, 2003, we sold 1,879,600 shares of our common stock, par value $0.01 per share, through UBS Securities LLC, as our agent, pursuant to the Amended and Restated Sales Agency Agreement. On September 30, 2003, the last reported sales price of our common stock on the NYSE was $16.42 per share.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, dated June 25, 2003 and the prospectus supplement dated August 12, 2003.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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                               UBS INVESTMENT BANK

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